EnergySolutions Announces Second Quarter 2011 Results

SALT LAKE CITY, UT -- (Marketwire - August 09, 2011) - EnergySolutions, Inc. (NYSE: ES) ("Company"), a leading provider of specialized, technology-based nuclear services to government and commercial customers, announced financial results for the Company's second quarter ended June 30, 2011.

Second Quarter 2011 Summary

  Revenue of $403.7 million
  Net income attributable to EnergySolutions of $0.5 million, or $0.01 per share
  Net income attributable to EnergySolutions before non-cash impact of amortization of intangible assets of $0.05 per share
  EBITDA of $36.7 million
  Adjusted EBITDA of $30.6 million

Second Quarter 2011 Results

Revenue for the second quarter of 2011 totaled $403.7 million, compared with $398.3 million in the second quarter of 2010. Gross profit for the second quarter of 2011 was $32.7 million, compared with $44.9 million for the second quarter of 2010. Selling, general, & administrative expenses decreased to $27.9 million, from $31.2 million in the second quarter of 2010 as a result of ongoing cost reduction efforts.

Adjusted gross profit for the second quarter of 2011 totaled $40.6 million, compared with $45.1 million for the second quarter of 2010. Adjusted income from operations for the second quarter of 2011 was $15.6 million, compared with an adjusted loss from operations of $17.2 million for the second quarter of 2010.

Net income attributable to EnergySolutions for the second quarter of 2011 was $0.5 million, or $0.01 per share, compared with a net loss attributable to EnergySolutions of $28.5 million, or $(0.32) per share, for the second quarter of 2010. Net income for the second quarter of 2010 included a $35 million non-cash goodwill impairment charge.

Net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets for the second quarter of 2011 was $4.8 million, or $0.05 per share, compared with a net loss attributable to EnergySolutions before the non-cash impact of amortization of intangible assets of $23.8 million, or $(0.27) per share, for the second quarter of 2010.

EBITDA and Adjusted EBITDA for the second quarter of 2011 were $36.7 million and $30.6 million, respectively compared with $29.3 million and $32.1 million respectively for the second quarter of 2010.

Reconciliations of GAAP to non-GAAP financial measures are provided in the attached Table 4.

Business Segments - Second Quarter 2011

The results of the Company's two business groups are presented in Table 5 in the accompanying financial tables.

Global Commercial Group

Global Commercial Group revenue for the second quarter of 2011 totaled $349.3 million, compared with $305.3 million in the second quarter of 2010. The increase in revenue of $44.0 million was due primarily to growth from Commercial Services and International activities as discussed below.

Income from operations for the second quarter of 2011 was $16.9 million, compared with $25.6 million for the second quarter of 2010. Operating margins declined to 4.8% for the second quarter of 2011, compared to 8.4% for the second quarter of 2010 due primarily to lower margins in Commercial Services resulting from non-cash accretion expense, as well as to lower absorption of fixed costs at our facilities during the second quarter of 2011.

Commercial Services

Revenue from Commercial Services operations in our Global Commercial Group for the second quarter of 2011 totaled $47.8 million, compared with $21.9 million for the second quarter of 2010. The increase in revenue was due primarily to the rapid ramp up of activity at our Zion license stewardship project, which was partially offset by lower revenue in utility and non-utility business.

Gross profit for the second quarter of 2011 was $3.7 million, compared with gross profit of $4.9 million in the second quarter of 2010. Gross margin was 7.7% for the second quarter of 2011, compared with 22.4% for the second quarter of 2010. The decrease in gross margin was due primarily to accretion expense related to our Zion Station asset retirement obligation, and to schedule delays on a fixed price utility project.

Logistics, Processing and Disposal

Revenue from our Logistics, Processing and Disposal ("LP&D") operations in our Global Commercial Group for the second quarter of 2011 totaled $62.4 million, compared to $67.7 million in the second quarter of 2010. The decrease in revenue was due primarily to lower government transportation service activity and to related waste receipt activity at to our Clive facility during the quarter. These decreases were partially offset by increased processing revenue at our Bear Creek facility.

Gross profit for the second quarter of 2011 was $17.7 million, compared with $23.4 million for the second quarter of 2010. Gross margin declined to 28.3% for the second quarter of 2011, compared with 34.5% for the second quarter of 2010. The decrease in gross margin was attributable primarily to less absorption of fixed costs at our facilities on a lower revenue base, as well as to increased labor costs.

International

Revenue from our International operations in our Global Commercial Group for the second quarter of 2011 totaled $239.1 million, compared to $215.7 million for the second quarter of 2010. Of the $23.4 million increase in revenue, $20.1 million was related to foreign currency fluctuations while the operational increase in revenue was due to increased revenue from our Magnox contract in the U.K. and to increased design and construction activities in our operations in Asia. Gross profit for the second quarter of 2011 was $7.3 million, unchanged compared with the second quarter of 2010. Gross margin was 3.1% for the second quarter of 2011, compared with 3.4% for the second quarter of 2010.

Government Group

Government Group revenue for the second quarter of 2011 totaled $54.4 million, compared with $93.0 million in the second quarter of 2010. The decrease in revenue was due primarily to the completion of our Uranium Disposition Services project in March 2011, to reduced activity at our Isotek waste remediation project at the Oak Ridge National Laboratory, and to decreased funding received during the second quarter of 2011 from the American Recovery and Reinvestment Act ("ARRA"). The decrease in ARRA funding will continue to negatively impact the financial results of our Government Group for the remainder of the year.

Income from operations for the second quarter of 2011 was $0.4 million, compared with $5.1 million for the second quarter of 2010. Operating margins declined to 0.8% for the second quarter of 2011 compared to 5.5% for the second quarter of 2010 due primarily to increased costs related to schedule delays on engineering and technology projects.

Equity in income from unconsolidated joint ventures was $2.9 million for the second quarter of 2011, compared with $3.9 million for the second quarter of 2010. The decrease was due to a timing difference in recognition of income related to our Hanford tank contract.

Outlook

"We are pleased with the progress we have made in the second quarter towards achieving our 2011 strategic and financial objectives. As expected, our commercial business growth has continued to more than offset declines in our government business," said Val Christensen, President and Chief Executive Officer. "We are encouraged by our first half achievements, and are pleased with the progress we are making in executing our long-term strategic growth initiatives. We continue to maintain full year 2011 Adjusted EBITDA guidance in the range of $135 to $145 million."

Forward-Looking Statements

Statements in this earnings release regarding future financial and operating results and any other statements about the Company's future expectations, beliefs or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the Company's outlook for 2011, strategic initiatives, expected continued decline in government project funding and expectations for EBITDA and Adjusted EBITDA. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (a) uncertain and weak economic conditions globally, including decreased credit availability for our customers and the decisions of individual customers to retain cash and reduce credit market exposure, (b) decreased tax revenue combined with increased demands on federal funding allocations reducing funds available for existing or proposed federal projects that we have been awarded or on which we would bid, (c) current regulatory initiatives, including the importation of nuclear waste into the U.S. and the disposal and storage of depleted uranium, (d) the weakening of the pound sterling and the related currency translation impact on our business if the currency continues to weaken, (e) adverse public reaction that could lead to increased regulation or limitations on our activities, (f) uncertainty regarding the impact on our business of increased regulatory scrutiny of the nuclear waste industry in the U.S. and U.K., (g) decisions by our customers to reduce, delay or halt their spending on nuclear services, (h) decisions by our commercial customers to store radioactive materials on-site rather than dispose of radioactive materials at one of our facilities, (i) the adverse impact of current or future financial conditions on the value of decommissioning trust funds, and (j) continued competitive pressures in our markets. Additional information on potential factors that could affect the Company's results and other risks and uncertainties are set forth in EnergySolutions, Inc. filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010 and its most recent report on Form 10-Q for the quarter ended March 31, 2011. The Company does not undertake any obligation to release publicly any revision to any of these forward-looking statements.

Conference Call Details

The EnergySolutions 2011 second quarter teleconference and webcast are scheduled to begin at 10:00 a.m. EDT, on Tuesday, August 9, 2011.

Hosting the call will be Val Christensen, President and Chief Executive Officer, and William Benz, Chief Financial Officer.

To participate in the event by telephone, please dial (866) 203-3206 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 68640249. International callers should dial (617) 213-8848 and provide the same passcode.

A replay of the call will be available on Tuesday, August 9, 2011, at 1:00 p.m. EDT through Tuesday, August 16, 2011 at 11:59 p.m. EDT. To access the replay, dial (888) 286-8010 and enter passcode 94421721. International callers should dial (617) 801-6888 and enter the same passcode.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the company's web site at www.energysolutions.com by clicking on the "investor relations" tab at the top of the home page. An audio replay of the event will be archived on EnergySolutions' web site for 90 days.

About EnergySolutions, Inc.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

-Financial Tables to follow-

Table 1

                           ENERGYSOLUTIONS, INC.
        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
              (dollars in thousands, except per share amounts)

                           For the Quarter        For the Six Month Period
                            Ended June 30               Ended June 30
                     --------------------------  --------------------------
                         2011          2010          2011          2010
                     ------------  ------------  ------------  ------------

Revenue              $    403,673  $    398,339  $    925,940  $    884,229
Cost of revenue          (371,006)     (353,429)     (843,972)     (796,372)
                     ------------  ------------  ------------  ------------

  Gross profit             32,667        44,910        81,968        87,857

Selling, general and
 administrative
 expenses                 (27,913)      (31,188)      (63,992)      (59,743)
Impairment of
 goodwill                       -       (35,000)            -       (35,000)
Equity in income of
 unconsolidated
 joint ventures             2,881         3,850         4,281         6,213
                     ------------  ------------  ------------  ------------

  Income (loss) from
   operations               7,635       (17,428)       22,257          (673)

Interest expense          (18,599)       (9,866)      (36,649)      (18,542)
Other income, net          17,150         1,193        32,578         1,020
                     ------------  ------------  ------------  ------------

  Income (loss)
   before income
   taxes and
   noncontrolling
   interests                6,186       (26,101)       18,186       (18,195)

Income tax expense         (5,550)       (2,102)       (6,732)       (4,025)
                     ------------  ------------  ------------  ------------

  Net income (loss)           636       (28,203)       11,454       (22,220)

Less: Net income
 attributable to
 noncontrolling
 interests                   (132)         (302)       (1,041)         (453)
                     ------------  ------------  ------------  ------------

  Net income (loss)
   attributable to
   EnergySolutions   $        504  $    (28,505) $     10,413  $    (22,673)
                     ============  ============  ============  ============

Net income (loss)
 attributable to
 EnergySolutions per
 share:
  Basic              $       0.01  $      (0.32) $       0.12  $      (0.26)
  Diluted            $       0.01  $      (0.32) $       0.12  $      (0.26)

Number of shares
 used in per share
 calculations:
  Basic                88,770,691    88,510,294    88,740,054    88,464,943
  Diluted              88,775,506    88,510,294    88,779,538    88,464,943

Table 2

                            ENERGYSOLUTIONS, INC.
              CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                           (dollars in thousands)

ASSETS                                     June 30, 2011   December 31, 2010
                                         ----------------- -----------------
  Current assets:
    Cash and cash equivalents            $          53,577 $          60,192
    Accounts receivable, net of
     allowance for doubtful accounts               304,746           294,972
    Nuclear decommissioning trust fund
     investments                                   120,191           110,328
    Other current assets                           223,148           220,116
                                         ----------------- -----------------
      Total current assets                         701,662           685,608

  Property, plant & equipment, net                 121,886           122,649
  Goodwill                                         482,177           480,398
  Other intangible assets, net                     274,064           283,500
  Nuclear decommissioning trust fund
   investments                                     658,852           694,754
  Restricted cash and decontamination
   and decommissioning deposits                    332,636           338,408
  Deferred Costs                                   581,990           650,270
  Other noncurrent assets                          176,389           169,912
                                         ----------------- -----------------

      Total assets                       $       3,329,656 $       3,425,499
                                         ================= =================

LIABILITIES & STOCKHOLDERS' EQUITY
  Current liabilities:
    Current portion of long-term debt    $           5,600 $           5,600
    Accounts payable                               100,646           101,229
    Accrued expenses and other current
     liabilities                                   194,444           197,034
    Facility and equipment
     decontamination and decommissioning
     liabilities                                   120,191           110,328
    Unearned revenue, current portion              126,437           117,802
                                         ----------------- -----------------
      Total current liabilities                    547,318           531,993

  Long-term debt, less current portion             832,939           834,560
  Facility and equipment decontamination
   and decommissioning liabilities                 640,806           711,419
  Unearned revenue                                 586,108           654,643
  Other noncurrent liabilities                     221,538           214,346
                                         ----------------- -----------------

      Total liabilities                          2,828,709         2,946,961
                                         ----------------- -----------------

  EnergySolutions stockholders' equity             497,004           475,636
  Noncontrolling interests                           3,943             2,902
                                         ----------------- -----------------

      Total equity                                 500,947           478,538
                                         ----------------- -----------------

      Total liabilities and equity       $       3,329,656 $       3,425,499
                                         ================= =================

Table 3

                           ENERGYSOLUTIONS, INC.
        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (dollars in thousands)

                                                 For the Six Month Period
                                                       Ended June 30
                                               ----------------------------
                                                    2011           2010
                                               -------------  -------------

Cash Provided by Operating Activities          $       4,953  $      21,848
                                               -------------  -------------

Investing Activities
  Purchases of property, plant and equipment         (10,221)        (6,008)
  Purchase and sale of investments in nuclear
   decommissioning trust fund                          1,077              -
  Purchases of intangible assets                        (610)          (661)
  Proceeds from sale of property, plant and
   equipment                                             120             44
                                               -------------  -------------
Cash Used in Investing Activities                     (9,634)        (6,625)
                                               -------------  -------------

Financing Activities
  Repayments of long-term debt                        (2,800)       (24,313)
  Net borrowings under revolving credit
   facility                                                -         32,000
  Dividends to stockholders                                -         (4,425)
  Other items                                           (269)        (4,630)
                                               -------------  -------------
Cash Used in Financing Activities                     (3,069)        (1,368)
                                               -------------  -------------

Effect of Exchange Rate on Cash                        1,135          3,970
                                               -------------  -------------

Increase (Decrease) in Cash and Cash
 Equivalents                                   $      (6,615) $      17,825
                                               =============  =============

Amortization of Intangible Assets              $      13,104  $      12,777
                                               =============  =============
Depreciation                                   $      11,183  $      10,180
                                               =============  =============

Table 4

                           ENERGYSOLUTIONS, INC.
                      GAAP to Non-GAAP Reconciliation
              (dollars in thousands, except per share amounts)

                              For the Quarter      For the Six Month Period
                               Ended June 30             Ended June 30
                             2011         2010         2011         2010
                         -----------  -----------  -----------  -----------

Reconciliation of net
 income attributable to
 EnergySolutionsto
 EBITDA:
  Net income (loss)
   attributable to
   EnergySolutions       $       504  $   (28,505) $    10,413  $   (22,673)
  Interest expense            18,599        9,866       36,649       18,542
  Interest rate swap
   loss (gain)                     -         (727)           -         (883)
  Income tax expense
   (benefit)                   5,550        2,102        6,732        4,025
  Depreciation expense         5,485        5,178       11,183       10,180
  Impairment of goodwill           -       35,000            -       35,000
  Amortization of
   intangible assets           6,546        6,341       13,104       12,777
                         -----------  -----------  -----------  -----------
    EBITDA               $    36,684  $    29,254  $    78,081  $    56,968
                         ===========  ===========  ===========  ===========

  Accretion expense            7,981          219       15,962          438
  Nuclear
   decommissioning trust
   fund earnings             (16,971)           -      (32,644)           -
  Equity-based
   compensation                2,865        2,603        5,101        5,050
                         -----------  -----------  -----------  -----------
    Adjusted EBITDA      $    30,559  $    32,076  $    66,500  $    62,456
                         ===========  ===========  ===========  ===========

Reconciliation of gross
 profit to adjusted
 gross profit and to
 adjusted income from
 operations
  Gross profit                32,667       44,910       81,968       87,857
  Accretion expense            7,981          219       15,962          438
                         -----------  -----------  -----------  -----------
    Adjusted gross
     profit              $    40,648  $    45,129  $    97,930  $    88,295
                         ===========  ===========  ===========  ===========

  Operating expenses         (25,032)     (62,397)     (59,711)     (88,530)
                         -----------  -----------  -----------  -----------
Adjusted income from
 operations              $    15,616  $   (17,268) $    38,219  $      (235)
Interest expense             (18,599)      (9,866)     (36,649)     (18,542)
Other income                  17,150        1,193       32,578        1,020
  Accretion expense           (7,981)        (219)     (15,962)        (438)
                         -----------  -----------  -----------  -----------
    Income (loss) before
     income taxes and
     noncontrolling
     interests           $     6,186  $   (26,160) $    18,186  $   (18,195)
                         ===========  ===========  ===========  ===========

Reconciliation of net
 income attributable to
 EnergySolutions to net
 income (loss)
 attributable to
 EnergySolutions before
 the impact of
 amortization of
 intangible assets:
Net income (loss)
 attributable to
 EnergySolutions         $       504  $   (28,505) $    10,413  $   (22,673)
Amortization of
 intangible assets             6,546        6,341       13,104       12,777
Income tax expense
 related to amortization
 of intangible assets
 (1)                          (2,291)      (1,595)      (4,586)      (3,145)
                         -----------  -----------  -----------  -----------
    Net income (loss)
     attributable to
     EnergySolutions
     before the impact
     of
    amortization of
     intangible assets       $ 4,759    $ (23,759)    $ 18,931    $ (13,041)
                         ===========  ===========  ===========  ===========

Net income (loss)
 attributable to
 EnergySolutions before
 the impact of
 amortization of
 intangible assets per
 share:
    Basic                $      0.05  $     (0.27) $      0.21  $     (0.15)
    Diluted              $      0.05  $     (0.27) $      0.21  $     (0.15)

Number of shares used in
 per share calculations:
    Basic                 88,770,691   88,510,294   88,740,054   88,464,943
    Diluted               88,775,506   88,510,294   88,779,538   88,464,943

(1) 2011 figure calculated using an assumed 35% tax rate

The Company defines EBITDA as net income (loss) attributable to EnergySolutions plus interest expense (including the effects of interest rate derivative agreements), income taxes, depreciation, impairment charges and amortization. The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation expense, non-cash accretion expense, and net of nuclear decommissioning trust fund gains or losses. The Company uses EBITDA and Adjusted EBITDA as key indicators of its operating performance and for planning and forecasting future business operations. EBITDA and Adjusted EBITDA, as presented in this release, are supplemental measures of the Company's performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). They are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company's liquidity.

The Company's measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The Company has included information concerning EBITDA and Adjusted EBITDA in this release because they are used by management to measure operating performance and because the Company believes that such information is often used by certain investors as measures of a company's historical performance and for modeling.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company's operating results or cash flows as reported under GAAP. Some of these limitations are:

  They do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments;
  They do not reflect changes in, or cash requirements for, the Company's working capital needs;
  They do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company's debt;
  Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
  They are not adjusted for all non-cash income or expense items that are reflected in the Company's statements of cash flows; and
  Other companies in the Company's industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes.

The Company defines Adjusted Gross Profit as gross profit plus accretion expense. The Company defines Adjusted Income from Operations as Adjusted Gross Profit less operating expenses, interest expense, and accretion, and plus other income. The Company uses Adjusted Gross Profit and Adjusted Income from Operations as indicators of its operating performance and for planning and forecasting future business operations. Adjusted Gross Profit and Adjusted Income from Operations, as presented in this release, are supplemental measures of the Company's performance that are not required by, or presented in accordance with, GAAP. They are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to gross profit or any other performance measures derived in accordance with GAAP.

The Company defines net income attributable to EnergySolutions before the impact of amortization of intangible assets as net income attributable to EnergySolutions plus amortization expense of intangible assets, net of the related income tax expense. These non-GAAP measures may be useful to investors seeking to compare the Company's operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company's business than GAAP measures alone. These measures should not be considered as substitutes for net income attributable to EnergySolutions, as determined in accordance with GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company's results as reported under GAAP.

Table 5

                           ENERGYSOLUTIONS, INC.
                 REPORTING SEGMENT INFORMATION (UNAUDITED)
                           (dollars in thousands)

                                              For the Quarter Ended
                                                    June 30,
                                              2011            2010
                                            --------        --------

Revenue
Government Group                            $ 54,409        $ 93,044
Global Commercial Group
 Commercial Services                          47,755          21,889
 LP&D                                         62,432          67,699
 International                               239,077         215,707
                                            --------        --------
  Total Revenue                             $403,673        $398,339
                                            ========        ========

Gross Profit
Government Group                            $  4,009   7.4% $  9,336  10.0%
Global Commercial Group
 Commercial Services                           3,670   7.7%    4,914  22.4%
 LP&D                                         17,668  28.3%   23,370  34.5%
 International Operations                      7,320   3.1%    7,290   3.4%
                                            --------        --------
  Total Gross Profit                        $ 32,667   8.1% $ 44,910  11.3%
                                            ========        ========

Income from Operations
Government Group                            $    437   0.8% $  5,103   5.5%
Global Commercial Group                       16,852   4.8%   25,575   8.4%
                                            --------        --------

Group Operating Income                        17,289   4.3%   30,678   7.7%
Corporate selling, general and
 administrative expenses                     (12,535)        (16,956)
Impairment of goodwill                             -         (35,000)
Equity in income of unconsolidated joint
 ventures                                      2,881           3,850
                                            --------        --------
 Total Income (loss) from Operations        $  7,635        $(17,428)
                                            ========        ========

                                               For the Six Month Period
                                                     Ended June 30

                                              2011            2010
                                            --------        --------

Revenue
Government Group                            $133,759        $181,670
Global Commercial Group
 Commercial Services                          94,292          42,129
 LP&D                                        116,698         119,506
 International                               581,191         540,924
                                            --------        --------
  Total Revenue                             $925,940        $884,229
                                            ========        ========

Gross Profit
Government Group                            $ 10,117   7.6% $ 16,090   8.9%
Global Commercial Group
 Commercial Services                           8,785   9.3%    8,285  19.7%
 LP&D                                         29,470  25.3%   34,944  29.2%
 International Operations                     33,596   5.8%   28,538   5.3%
                                            --------        --------
  Total Gross Profit                        $ 81,968   8.9% $ 87,857   9.9%
                                            ========        ========

Income from Operations
Government Group                            $  2,359   1.8% $  8,869   4.9%
Global Commercial Group                       46,217   5.8%   54,384   7.7%
                                            --------        --------

Group Operating Income                        48,576   5.2%   63,253   7.2%
Corporate selling, general and
 administrative expenses                     (30,600)        (35,139)
Impairment of goodwill                             -         (35,000)
Equity in income of unconsolidated joint
 ventures                                      4,281           6,213
                                            --------        --------
 Total Income (loss) from Operations        $ 22,257        $   (673)
                                            ========        ========

For more information, please contact:
John Rasmussen
EnergySolutions, Inc.
(801) 649-2000
jarasmussen@energysolutions.com